UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2015

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 18, 2015, the Compensation Committee of the Board of Directors of Quidel Corporation (the “Company”) approved an additional incentive compensation plan applicable to the Company’s executive officers and other members of management for the Company’s fiscal year ending December 31, 2015 (the “2015 Incentive Compensation Plan Plus” or “ICP+ Plan”). The ICP+ Plan is intended as an added incentive to reward extraordinary performance based on over achievement of certain performance targets established by the Compensation Committee. Payout under the ICP+ Plan is predicated upon significant achievement of (i) revenue performance targets for a defined key product line and (ii) a related and defined impact goal connected with achievement of such performance targets, each as determined by the Compensation Committee, for the Company’s 2015 fiscal year.  A description of the ICP+ Plan and related target bonuses are set forth on Exhibit 10.1 hereto and are incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	2015 Incentive Compensation Plan Plus.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 19, 2015

QUIDEL CORPORATION

By:	/s/ Randall Steward
Name:	Randall Steward
Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	2015 Incentive Compensation Plan Plus.